UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 16, 2008

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-4164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)
350 North Orleans, 10-S Chicago, Illinios	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, immediately after the 2008 Annual Meeting of Stockholders of Sun-Times Media Group, Inc. (the “Company”) to be held on June 17, 2008, Wes Voorheis, William Aziz, Edward Hannah, Peter Dey, Brent Baird, and Albrecht Bellstedt will resign from the Company’s Board of Directors (the “Board”). Furthermore, as previously disclosed, the Board intends to reappoint Mr. Dey to the Board. In addition, in connection with its previously disclosed search for additional independent members of the Board, the Board intends, simultaneously with the appointment of Mr. Dey, to appoint Robert B. Poile and Abner B. Kurtin as members of the Board, with Mr. Poile to serve on the Audit Committee of the Board and Mr. Kurtin to serve on the Nominating and Governance Committee of the Board.

Mr. Poile is currently a Portfolio Strategist at Polar Securities, Inc. and a Trustee of the Board of Cinram International Income Fund, a Canadian public company. Polar Securities Inc. and its affiliates own 8,768,163 shaes of the Company’s Class A Common Stock as of June 4, 2008, the date of its most recent fiing with the Securities and Exchange Commission. After the Company consummates the transactions contemplated by its previously disclosed settlement with Hollinger Inc., such number of shares will represent approximately 10.70% of the outstanding shares of the Company’s Class A Common Stock. In 2004, Mr. Poile became President and CEO of Clublink, resigning upon sale of the investment in 2007. In the past, Mr. Poile has acted as Chairman, Director or officer of various entities including Dylex Limited, Repap Enterprises Inc., Spar Aerospace, Call-Net Enterprises Inc., and Clublink Corporation. Mr Poile graduated from Harvard University in 1981 with a B.A. Mr. Poile is affiliated with Polar Securities, Inc., which, together with its affiliates, owns 8,768,163 of the Company’s Class A Common Stock as of June 4, 2008, the date of its most recent filing with the Securities and Exchange Commission. After the Company consummates the transactions contemplated by its previously disclosed settlement with Hollinger Inc., such number of shares will represent approximately 10.70% of the outstanding shares of the Company’s Class A Common Stock.

Mr. Kurtin serves as Portfolio Manager of K Capital Partners, LLC, which he founded in April 1999. K Capital Partners, LLC and its affiliates own 8,621,312 shares of the Company’s Class A Common Stock as of May 14, 2008, the date of its most recent filing with the Securities and Exchange Commission. After the Company consummates the transactions contemplated by its previously disclosed settlement with Hollinger Inc., such number of shares will represent approximately 10.52% of the outstanding shares of the Company’s Class A Common Stock. Mr. Kurtin graduated Magna Cum Laude with a B.A. from Tufts University and also holds a M.B.A. from Harvard Business School. Mr. Kurtin currently serves as a member of the Massachusetts General Hospital President’s Council and on the Executive Advisory Committee of MassGeneral Hospital for Children. Mr. Kurtin is co-President of the Hill House and is a board member of the Institute of Global Leadership at Tufts University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: June 16, 2008	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary